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                                                                      EXHIBIT 32


                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


         In connection with the Quarterly Report of The Majestic Star Casino, LLC and The Majestic Star Casino Capital Corp. (collectively, the "Registrant") on Form 10-Q for the quarter ending June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, the Chairman, President and Chief Executive Officer, and the Vice President and Chief Financial Officer, of The Majestic Star Casino, LLC and The Majestic Star Casino Capital Corp., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.



By:   /s/ Don H. Barden
      -----------------------------------------------------
      Don H. Barden, Member, Chairman, President
      and Chief Executive Officer
      The Majestic Star Casino, LLC and
      The Majestic Star Casino Capital Corp.
      August 14, 2003




By:   /s/ Jon S. Bennett
      -----------------------------------------------------
      Jon S. Bennett, Vice President and Chief
      Financial Officer
      The Majestic Star Casino, LLC and
      The Majestic Star Casino Capital Corp.
      August 14, 2003